UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 3, 2024

CUMMINS INC.

(Exact name of registrant as specified in its charter)

Indiana	1-4949	35-0257090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Jackson Street

P. O. Box 3005

Columbus, Indiana 47202-3005

(Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Sections 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $2.50 par value	CMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 3, 2024, Cummins Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “5-Year Credit Agreement”) by and among the Company, certain of its subsidiaries (together with the Company, the “Borrowers”), the lenders named therein (the “5-Year Lenders”) and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent. Under the 5-Year Credit Agreement, which will mature on June 3, 2029 (the “Maturity Date”), the Borrowers may obtain revolving and swingline loans and letters of credit, in each case subject to certain amount limitations, in an amount up to $2.0 billion in the aggregate outstanding at any time prior to the Maturity Date. The 5-Year Credit Agreement amends and restates in its entirety that certain Amended and Restated Credit Agreement, dated as of August 18, 2021, by and among the Company, certain subsidiaries referred to therein, the lenders party thereto and JPMorgan, as administrative agent.

On June 3, 2024, the Company also entered into a Sixth Amended and Restated 364-Day Credit Agreement (the “364-Day Credit Agreement” and, together with the 5-Year Credit Agreement, the “Credit Agreements”) by and among the Company, the other Borrowers party thereto, the lenders named therein (the “364-Day Lenders” and, together with the 5-Year Lenders, the “Lenders”) and JPMorgan, as administrative agent. Under the 364-Day Credit Agreement, the Borrowers may obtain revolving and swingline loans, in each case subject to certain amount limitations, in an amount up to $2.0 billion in the aggregate outstanding at any time prior to June 2, 2025 (the “Commitment Termination Date”). The 364-Day Credit Agreement amends and restates in its entirety that certain Fifth Amended and Restated 364-Day Credit Agreement, dated as of June 5, 2023, by and among the Company, certain subsidiaries referred to therein, the lenders party thereto and JPMorgan, as administrative agent.

The borrowings under the Credit Agreements will not be secured with liens on any of the Company’s or its subsidiaries’ assets. The Company will guarantee all borrowings by the subsidiary Borrowers under the Credit Agreements.

The Company may from time to time request (a) incremental term loans and/or increase the maximum availability under the 5-Year Credit Agreement by up to $1.0 billion and (b) incremental term loans and/or increase the maximum availability under the 364-Day Credit Agreement by up to $1.0 billion, in each case, if certain conditions are satisfied, including (i) the absence of any default or event of default under the applicable Credit Agreement, and (ii) the Company obtaining the consent of the Lenders participating in each such increase. In addition, prior to the Commitment Termination Date, the Company may, by notice to the administrative agent and subject to certain other conditions set forth in the 364-Day Credit Agreement, including the absence of any default or event of default thereunder, elect to convert all or a ratable portion of the outstanding revolving loans under the 364-Day Credit Agreement into term loans (the “Term-Out Option”) that will mature on the first anniversary of the Commitment Termination Date. The Borrowers will pay a fee to the 364-Day Lenders equal to 0.5% of the aggregate principal amount of the outstanding revolving loans converted into term loans pursuant to the Term-Out Option.

Borrowings under the Credit Agreements will bear interest at varying rates, depending on the type of loan and, in some cases, the rates of designated benchmarks and the applicable Borrower’s election. For all borrowings under the Credit Agreements, the applicable Borrower may choose among the following interest rates: (i) solely in the case of U.S. dollar-denominated loans, an interest rate (the “Alternate Base Rate”) equal to the highest of (1) the prime rate in effect from time to time, (2) the greater of (A) the federal funds effective rate in effect from time to time and (B) the overnight bank funding rate in effect from time to time, in each case plus 0.5% and (3) the Adjusted Term SOFR Rate for a one month interest period plus 1.00%; (ii) an interest rate equal to (1) solely in the case of U.S. dollar-denominated term benchmark loans, the Adjusted Term SOFR Rate or (2) solely in the case of euro-denominated term benchmark loans, the Adjusted EURIBO Rate, as applicable, in each case for the applicable interest period plus a rate ranging from 0.45% to 0.875% under the 364-Day Credit Agreement or from 0.50% to 1.00% under the 5-Year Credit Agreement, depending on the credit rating of the Company’s senior unsecured long-term debt (the “Applicable Rate”); (iii) solely in the case of pound sterling- or U.S. dollar-denominated loans, the Adjusted Daily Simple RFR plus the Applicable Rate; or (iv) solely in the case of swingline loans, an interest rate equal to (1) solely in the case of U.S. dollar-denominated swingline loans, the Alternate Base Rate, (2) solely in the case of euro-denominated swingline loans, Daily Simple ESTR plus the Applicable Rate, (3) solely in the case of pound sterling-denominated swingline loans, Daily Simple SONIA plus the Applicable Rate, or (4) another rate agreed to by the applicable Lender and the applicable Borrower. Currently, the Company’s senior unsecured long-term debt is rated A2 by Moody’s Investors Service, Inc. and A by Standard & Poor’s Financial Services LLC, which would result in an Applicable Rate of 0.75% under the 364-Day Credit Agreement and 0.875% under the 5-Year Credit Agreement, in each case for purposes of (ii)-(iv) above as applicable. Credit ratings are not recommendations to buy and are subject to change, and each rating should be evaluated independently of any other rating. In addition, the Company undertakes no obligation to update disclosures concerning its credit ratings, whether as a result of new information, future events or otherwise.

The Credit Agreements contain customary events of default and financial and other covenants, including a financial covenant requiring that the ratio of the consolidated net debt of the Company and its subsidiaries to the consolidated total capital of the Company and its subsidiaries as of the last day of each fiscal quarter not be greater than 0.65:1.

The description of the Credit Agreements set forth above is qualified by reference to the 364-Day Credit Agreement and the 5-Year Credit Agreement, as applicable, filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits. The exhibits listed in the Exhibit Index below are filed as part of this report.

Exhibit Index

Exhibit Number	Description

10.1	Second Amended and Restated Credit Agreement, dated as of June 3, 2024, by and among Cummins Inc., the subsidiary borrowers referred to therein, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
10.2	Sixth Amended and Restated 364-Day Credit Agreement, dated as of June 3, 2024, by and among Cummins Inc., the subsidiary borrowers referred to therein, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
104	Cover Page Interactive Data File (the cover page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2024

CUMMINS INC.

/s/ Luther E. Peters
Luther E. Peters
Vice President-Controller
(Principal Accounting Officer)